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                                                                   EX.99.906CERT

         CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Kirr, Marbach Partners Funds, Inc., does hereby certify, to such officer's knowledge, that the report on Form N-CSR of the Kirr, Marbach Partners Funds, Inc. for the period ended March 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Kirr, Marbach Partners Funds, Inc. for the stated period.

/s/ MARK FOSTER                                /s/ MICKEY KIM
---------------------------------              ---------------------------------
Mr. Mark Foster                                Mr. Mickey Kim
President, Kirr, Marbach Partners              Treasurer, Kirr, Marbach Partners
Funds, Inc.                                    Funds, Inc.

Dated: June 7, 2006
      -------------

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Kirr, Marbach Partners Funds, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.


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